EXHIBIT 5.2

[Letterhead of Shearman & Sterling LLP]

July 30, 2003

Hub International Limited
55 East Jackson Boulevard
Chicago, Illinois 60604 U.S.A.

Registration Statement on Form S-3

Ladies and Gentlemen:

     We are acting as counsel for Hub International Limited (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of the Company’s (i) debt securities (the “Debt Securities”), (ii) common shares (the “Common Shares”), (iii) preference shares (the “Preference Shares”), (iv) warrants to purchase Debt Securities (the “Debt Warrants”), (v) warrants to purchase Common Shares (the “Common Share Warrants”), (vi) warrants to purchase Preference Shares (the “Preference Share Warrants”), (vii) share purchase contracts (the “Share Purchase Contracts”) and (viii) units (the “Units”), with an aggregate issue price set forth in the Registration Statement. The Debt Warrants, Common Share Warrants and Preference Share Warrants are collectively referred to as the “Warrants” and the Warrants, together with the Debt Securities, the Common Shares, the Preference Shares, the Share Purchase Contracts and the Units are collectively referred to as the “Securities”. Any Debt Securities and Preference Shares may be convertible into or exchangeable for Common Shares or other Securities.

     The Debt Securities will be issued in one or more series and may be either senior debt securities (the “Senior Securities”) issued pursuant to an indenture (the “Senior Indenture”) between the Company and The Bank of New York, as trustee (the “Senior Trustee”), or subordinated debt securities (the “Subordinated Securities”) issued pursuant to an indenture (the “Subordinated Indenture”) between the Company and The Bank of New York, as trustee (the “Subordinated Trustee”).

     We are familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Securities, including resolutions of the Board of Directors of the Company (the “Resolutions”) authorizing the Senior Indenture and the Subordinated Indenture and the issuance, offering and sale of the Securities, and we have examined such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Our opinions expressed below are limited to the laws of the State of New York and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

     1.     Assuming the Senior Indenture has been duly authorized, executed and delivered by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein and, assuming due authorization, execution and delivery thereof by the Senior Trustee, the Senior Indenture (to the extent that execution and delivery are governed by the laws of the State of New York) has been executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

     2.     Assuming the Senior Securities (including Senior Securities issuable upon conversion of, or exchange for, any Security or upon exercise of any Debt Warrant) have been duly authorized under the laws of the Province of Ontario and the federal laws of Canada applicable therein, when the final terms of the applicable Senior Securities have been duly established and approved and when duly executed and delivered by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein, assuming such Senior Securities have been duly authenticated by the Senior Trustee in accordance with the terms of the Senior Indenture and paid for by the purchasers thereof, such Senior Securities (to the extent that execution and delivery are governed by the laws of the State of New York) will have been executed and delivered by the Company and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Indenture.

     3.     Assuming the Subordinated Indenture has been duly authorized, executed and delivered by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein and, assuming due authorization, execution and delivery thereof by the Subordinated Trustee, the Subordinated Indenture (to the extent that execution and delivery are governed by the laws of the State of New York) has been executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

     4.     Assuming the Subordinated Securities (including Subordinated Securities issuable upon conversion of, or exchange for, any Security or upon exercise of any Debt Warrant) have been duly authorized under the laws of the Province of Ontario and the federal laws of Canada applicable therein, when the final terms of the applicable Subordinated Securities have been duly established and approved and when duly executed and delivered by the Company under the laws of the Province of Ontario and the federal laws of Canada applicable therein, assuming such Subordinated Securities have been duly authenticated by the Subordinated Trustee in accordance with the terms of the Subordinated Indenture and paid for by the purchasers thereof, such Subordinated Securities (to the extent that execution and delivery are governed by the laws of the State of New York) will have been executed and delivered by the Company and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Indenture.

     The opinions set forth above are subject to the qualification that enforcement is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement.

Very truly yours,

/s/ Shearman & Sterling LLP

CJC/AG/BMW